                                                                   EXHIBIT 10.25









                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                     A NEW MEXICO LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                     A NEW MEXICO LIMITED LIABILITY COMPANY

ARTICLE I  DEFINITIONS  ..................................................................................................      1
ARTICLE II  FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY..........................................................      2
     Section 2.1      Company Formation: Effective Date ..................................................................      2
     Section 2.2      Name of Company ....................................................................................      2
     Section 2.3      Purposes and Business Objectives ...................................................................      2
     Section 2.4      Statement of Philosophy and Values .................................................................      3
     Section 2.5      Registered Agent and Office; Principal Place of Business ...........................................      4
     Section 2.6      Commencement and Term ..............................................................................      4

ARTICLE III  MEMBERS AND CAPITAL CONTRIBUTIONS............................................................................      4
     Section 3.1      Names and Addresses of Members .....................................................................      4
     Section 3.2      Initial Capital Contributions of Members ...........................................................      4
     Section 3.3      Liability of Members - For Capital .................................................................      5
     Section 3.4      Maintenance of Capital Accounts: Withdrawals of Capital ............................................      5
     Section 3.5      Interest on Capital Contributions or Capital Accounts ..............................................      5
     Section 3.6      Additional Funding .................................................................................      5
     Section 3.7      Enforcement of Commitments .........................................................................      7
     Section 3.8      Reserved Powers of Members .........................................................................      7
     Section 3.9      Other Business of Members ..........................................................................      8
     Section 3.10.    Appointment of Board of Directors ..................................................................     10

ARTICLE IV  MANAGEMENT OF THE COMPANY.....................................................................................     11
     Section 4.1      General Authority and Powers of Board of Directors .................................................     11
     Section 4.2      Restrictions on Authority of the Board of Directors ................................................     11
     Section 4.3      Duties of the Board of Directors ...................................................................     12
     Section 4.4      Delegation by the Board of Directors ...............................................................     13
     Section 4.5      Right to Rely Upon the Authority of the Manager ....................................................     13
     Section 4.6      No Management by Members ...........................................................................     13
     Section 4.7      Consent by Members to Exercise of Certain Rights and Powers by Board of Directors ..................     14
     Section 4.8      Meetings, Quorum and Vote of the Board of Directors ................................................     14
     Section 4.9      Board of Directors' Standard of Care ...............................................................     15
     Section 4.10.    Limitation of Liability ............................................................................     15
     Section 4.11.    Indemnification of Directors .......................................................................     15

ARTICLE V  DISTRIBUTIONS AND ALLOCATIONS..................................................................................     16
     Section 5.1      Distributions of Cash Flow from Operations and Cash from Sales or Refinancing ......................     16
     Section 5.2      Profits ............................................................................................     16
     Section 5.3      Losses .............................................................................................     17
     Section 5.4      Code Section 704(c) Tax Allocations ................................................................     17
     Section 5.5      Miscellaneous ......................................................................................     17

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

ARTICLE VI  DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS.........................................................     18
     Section 6.1      No Termination by Certain Acts of Member ...........................................................     18
     Section 6.2      Dissolution ........................................................................................     18
     Section 6.3      Dissolution and Final Liquidation ..................................................................     19
     Section 6.4      Termination ........................................................................................     20
     Section 6.5      Payment in Cash ....................................................................................     20
     Section 6.6      Goodwill and Trade Name ............................................................................     20
     Section 6.7      Termination of Noncompetition Covenants ............................................................     20

ARTICLE VII  REMOVAL OR WITHDRAWAL OF MEMBERS AND.........................................................................     21
TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS.................................................................     21
     Section 7.1      Withdrawal of Member ...............................................................................     21
     Section 7.2      Conditions Precedent to Transfer of Membership Interest ............................................     22
     Section 7.3      Substitute Member - Conditions to Fulfill ..........................................................     22
     Section 7.4      Allocations Between Transferor and Transferee ......................................................     22
     Section 7.5      Rights, Liabilities of, and Restrictions on Assignee ...............................................     23
     Section 7.6      Repurchase of Interests in Certain Event ...........................................................     23

ARTICLE VIII  RECORDS, ACCOUNTINGS AND REPORTS............................................................................     24
     Section 8.1      Books of Account ...................................................................................     24
     Section 8.2      Access to Records ..................................................................................     24
     Section 8.3      Bank Accounts and Investment of Funds ..............................................................     24
     Section 8.4      Fiscal Year ........................................................................................     24
     Section 8.5      Accounting Reports .................................................................................     24
     Section 8.6      Tax Returns ........................................................................................     25

ARTICLE IX  MEETINGS AND VOTING RIGHTS OF MEMBERS.........................................................................     25
     Section 9.1      Meetings ...........................................................................................     25
     Section 9.2      Voting Rights of Members ...........................................................................     26

ARTICLE X  AMENDMENTS ....................................................................................................     26
ARTICLE XI  MISCELLANEOUS ................................................................................................     27

     Section 11.1.    Waiver of Provisions ...............................................................................     27
     Section 11.2.    Interpretation and Construction ....................................................................     27
     Section 11.3.    Governing Law ......................................................................................     27
     Section 11.4.    Partial Invalidity .................................................................................     27
     Section 11.5.    Binding on Successors ..............................................................................     27
     Section 11.6.    Notices and Delivery ...............................................................................     27
     Section 11.7.    Counterpart Execution: Facsimile Execution .........................................................     28
     Section 11.8.    Statutory Provision ................................................................................     28
     Section 11.9.    Waiver of Partition ................................................................................     28
     Section 11.10    Change In Law ......................................................................................     28
     Section 11.11    Investment Representations of the Members ..........................................................     29
     Section 11.12    Exhibits ...........................................................................................     30

                               OPERATING AGREEMENT
                                       OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                     A New Mexico Limited Liability Company


         THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE NEW MEXICO SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

         THIS OPERATING AGREEMENT (the "Agreement") of Heart Hospital of New Mexico, LLC (the "Company"), a New Mexico Limited Liability Company, is made and entered into by and among Persons whose names, addresses and taxpayer identification numbers are listed on the Information Exhibit (Exhibit B).


                                    RECITALS

         A. The Company has been formed to develop, own and operate an acute care hospital, located in Albuquerque, New Mexico and specializing in all aspects of cardiology and cardiovascular care and surgery which the Board of Directors may agree upon;

         B. It is intended that the hospital will be a cost effective, high quality provider of medical services within New Mexico in a manner which is consistent with the national health care goals of lowering the costs of health care;

         C. The Capital Contributions and active involvement of the Members are necessary to enable the Company to achieve its objectives.


                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise indicated, capitalized words and phrases in this Operating Agreement shall have the meanings set forth in the attached Glossary of Terms (Exhibit C).

                                   ARTICLE II

              FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY

         SECTION 2.1       COMPANY FORMATION: EFFECTIVE DATE.

         The Company was formed upon the filing of the Articles of Organization with the New Mexico State Corporation Commission in accordance with the provisions of the Act. Upon the effectiveness of this Agreement, the Persons listed on the attached Information Exhibit (Exhibit B) shall be admitted to the Company as Members and the Persons who executed the Articles shall be withdrawn as Members (unless they are listed on the Information Exhibit), all without the necessity of any further act or instrument and without causing the dissolution of the Company. The Company shall cause to be executed all other such certificates or documents, and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and/or operation of a limited liability company in the State of New Mexico and other documents to reflect the admission of additional Members to the Company. The Agreement shall be effective as of the date the Company was formed.

         SECTION 2.2       NAME OF COMPANY.

         The name of the Company is Heart Hospital of New Mexico, LLC.

         SECTION 2.3       PURPOSES AND BUSINESS OBJECTIVES.

         The principal purposes and business objectives of the Company are as follows:

                  (a) To develop, own and operate a Hospital specializing in the diagnosis and treatment of cardiac and vascular diseases in Albuquerque, New Mexico, which includes, but is not limited to, the following:

                           (i) Services and facilities which meet the requirements of the State of New Mexico, Medicare, JCAHO and other agencies for licensing, credentialing and certification as a general acute care hospital specializing in cardiology and cardiovascular and vascular surgical services of every type or nature and to be eligible to obtain appropriate reimbursements therefor;

                           (ii) Approximately 90,000 square feet in a building to be constructed in accordance with plans and specifications approved by the Company;

                           (iii)    Approximately 60 medical/surgical beds;

                           (iv) Five heart catheterization laboratories with available space for one additional heart catheterization lab;


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

                           (v) Three heart surgical suites with space for the development of one additional heart surgical suite; and

                           (vi)     All appropriate support services and
         systems;

         (The above size, number and scope of facilities of the Hospital are only preliminary estimates. The Board of Directors are authorized to finally make all determinations with respect thereto.)

                  (b) To acquire real property and to construct a suitable building in which the Hospital shall be located;

                  (c) Any other purpose reasonably related to (a) and (b) above.

         SECTION 2.4       STATEMENT OF PHILOSOPHY AND VALUES.

         The Company and the Hospital shall be operated in accordance with the following philosophy and values at all times:

                  (a)      As part of the annual operating budget, the Board

         shall include a level of indigent care to be provided to those patients who are unable to pay for Hospital care;

                  (b) The Hospital shall participate in all public health care financing programs applicable to its business including the Medicare and Medicaid programs;

                  (c) The medical staff of the Hospital shall be open to any physician who meets the qualifications stated in the Bylaws, Rules and Regulations of the Medical Staff;

                  (d) The Company shall adopt and adhere to a conflict of interest policy with respect to contracts between the Company and Members or Directors requiring full disclosure of all conflicts;

                  (e) Within the first two years of its operation, the Company shall adopt and thereafter adhere to a Corporate Compliance Program to assure compliance with all State and federal laws governing the delivery of health care services;

                  (f) The Company and the Hospital shall be operated in accordance with the Ethical and Religious Directives for Catholic Health Care Facilities; and

                  (g) All medical decisions and all policies and procedures relating to the delivery of medical services at the Hospital shall be made by those physicians who are members of the medical staff of the Hospital as provided in the Bylaws, Rules and Regulations of the medical staff.


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         SECTION 2.5       REGISTERED AGENT AND OFFICE; PRINCIPAL PLACE OF
         BUSINESS.

         The registered agent and office of the Company shall be as indicated in the Articles of Organization, as amended from time to time. The principal place of business of the Company shall be at such location in Albuquerque, New Mexico as selected by the Board of Directors from time to time.

         SECTION 2.6       COMMENCEMENT AND TERM.

         The Company commenced on the filing of the Articles of Organization in the Office of the New Mexico State Corporation Commission, as required by
Section 2.1 hereof, and shall continue until December 31, 2097 or until terminated or dissolved as provided herein.


                                   ARTICLE III

                        MEMBERS AND CAPITAL CONTRIBUTIONS

         SECTION 3.1       NAMES AND ADDRESSES OF MEMBERS.

         The names and addresses of the Members are as indicated on the Information Exhibit (Exhibit B), attached hereto and as amended from time to time.

         SECTION 3.2       INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS.

         The Members shall make the following initial Capital Contributions, which may be paid in two equal installments, with the first installment due on January 1, 1998 and the second installment due on or before April 1, 1998:

                  (a) SWCA, LLC shall own a fifteen percent (15%) Membership Interest in the Company and shall contribute to the Company for its Membership Interest the sum of Six Hundred Thousand and No/100 Dollars ($600,000.00);

                  (b) NMHI, LLC shall own a twenty-six percent (26%) Membership Interest in the Company and shall contribute to the Company for its Membership Interest the sum of One Million Forty Thousand and No/100 Dollars ($1,040,000.00);

                  (c) St. Joseph Healthcare System shall own a thirty-five percent (35%) Membership Interest in the Company and shall contribute to the Company for its Membership Interest the sum of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00); and

                  (d) NM Hospital Management, Inc. ("NMHM") shall own a twenty-four percent (24%) Membership Interest in the Company and shall contribute to the Company


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         for its Membership Interest the sum of Nine Hundred Sixty Thousand and
         No/100 Dollars ($960,000.00).

         SECTION 3.3       LIABILITY OF MEMBERS - FOR CAPITAL.

         The liability of each Member for capital shall be limited to the amount of its agreed Capital Contribution as a Member as provided in Section 3.2 and
Section 3.6. The Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.6.

         SECTION 3.4       MAINTENANCE OF CAPITAL ACCOUNTS: WITHDRAWALS OF
         CAPITAL.

         An individual Capital Account shall be maintained for each Member in accordance with requirements of the Code and the Regulations promulgated thereunder. No Member shall be entitled to withdraw or to make demand for withdrawal of any part of its Capital Account or to receive any distribution except as provided herein. Each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

         SECTION 3.5       INTEREST ON CAPITAL CONTRIBUTIONS OR CAPITAL
         ACCOUNTS.

         No interest shall be paid to any Member based solely on its Capital Contributions or Capital Account.

         SECTION 3.6       ADDITIONAL FUNDING.

         If from time to time, the Board of Directors determines that funds in addition to those contemplated by Sections 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) First, the Board shall instruct the Manager to use commercially reasonable efforts to arrange a loan for the Company of such funds from a bank or other lender (which could include a Member) on terms and conditions reasonably acceptable to the Board of Directors. All Members agree to pledge their Membership Interests, if required by lenders or lessors, to secure Company's financing. The Board of Directors shall obtain such loans without the requirement of guarantees by the Members if it is economically feasible to do so.

                           (i)      If loan guarantees are required for
         financing the construction and equipping of the Hospital, each Member agrees to provide the required guarantee. The aggregate amount of the loans for the construction and equipping of the hospital (and the commensurate aggregate amount of the guarantees) shall not exceed $45 million. The guarantees shall be several and in proportion to the equity interest of the Member. Each Member shall provide its guarantee promptly and in the form reasonably approved by the

         Board of Directors and required by the lenders or lessors to the Company. Each Member agrees to promptly provide financial statements and other information customarily required by the lender or lessor.

                           (ii) Other than as required to finance the construction and equipping of the Hospital, no Member is required to guarantee any other loan to the Company.

                  (b) Second, if loans as provided in (a) above are not available, the Board of Directors shall request in writing that the Members contribute additional capital to the Company in proportion to their respective Membership Interests. Each Member may elect whether or not to contribute its proportionate share of the additional Capital Contribution. Membership Interests shall be adjusted as necessary as provided in (c)(i) below.

                  (c) Third, if the Board determines that adequate funds are not available under (a) or (b) above, the Board shall so notify all of the Members. Any Member shall then have the right to contribute all or some portion of the additional funds required. If more than one Member elects to advance the funds to the Company, preference will be given to maintaining the relative equity interests of the Members making the additional contributions in the Company. In the event that either SWCA, LLC or NMHI, LLC does not elect to make all of its proportionate share of additional Capital Contributions which its is entitled to make under (b) above, then the other of them shall have the first opportunity to make the pro rata Capital Contribution which such noncontributing Member declined to make pursuant to (b) above. Thereafter the other Members may elect to contribute such amounts. Each contributing Member shall be entitled at its election to treat the amounts contributed pursuant to this Section either as a Capital Contribution or as a loan from the contributing Member to the Company.

                           (i) If the contributing Member elects to contribute the amount as a Capital Contribution, the percentage Membership Interests of the Members shall again be adjusted proportionately. As a Member's Membership Interest in the Company increases or decreases by ten percentage points (e.g., from 30% to 40% or 25% to 15%) the Member shall gain or lose the right to appoint one Board member for each ten percent increase or decrease as the case may be.

                           (ii) If the contributing Member elects to contribute such amount as a loan to the Company, the loan shall bear interest as agreed by the Contributing Member and the Company. The loan shall be a general obligation of the Company, but repaid before a cash distribution, other than a required minimum distribution under Section 5.1, is made to any of the Members.

                  (d)      Fourth, if funds are not available in accordance with
         (a), (b) or (c) above, then the Board of Directors may elect to dissolve the Company.


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                  (e)      All adjustments to Membership Interests as provided
         in this Section 3.6 shall be made based solely upon the actual total Capital Contributions made by the Members as of the date of each such adjustment.

         SECTION 3.7       ENFORCEMENT OF COMMITMENTS.

         In the event any Member (a "Delinquent Member") fails to make a mandatory Capital Contribution as provided in Section 3.2 or an optional Capital Contribution as agreed to by the Member under Section 3.6 (the "Commitment"), the Board of Directors shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to meet the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) business days of the giving of Notice, the Board of Directors shall give notice of such failure to the other Members. The other Members may elect to contribute additional amounts equal to any amount of the Commitment not contributed by such Delinquent Member. The contributing Member shall be entitled at its election to treat the amounts contributed pursuant to this Section either (i) as a Capital Contribution of the contributing Member or (ii) as a loan from the contributing Member to the Delinquent Member bearing interest at the Default Rate secured by the Delinquent Member's Interest in the Company and the proceeds of which loan shall be applied to meet the Delinquent Member's commitment. If the contributing Member elects to contribute such amount as a Capital Contribution, the percentage Membership Interests of the Members shall be adjusted proportionately. Until the contributing Member is fully repaid for such loan made as a result of the default by the Delinquent Member, the contributing Member shall be entitled to all distributions to which the Delinquent Member would have been entitled had such Commitment been fulfilled thereby, and any such distribution shall be applied first to accrued interest and then to principal in repayment of the loan. Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

         SECTION 3.8       RESERVED POWERS OF MEMBERS.

         The following actions are the only actions which can be taken by the Members and shall require the unanimous consent of the Members:

                  (a) Amendments to or waivers of the rights and obligations provided by the Articles of Organization or this Operating Agreement;

                  (b) A merger, consolidation, liquidation, or similar reorganization or transfer of a substantial portion of the Company's assets;

                  (c) A sale, lease encumbrance or other transfer of all or substantially all of the Company's assets, except for encumbrances incurred in connection with financing provided to the Company;


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                  (d)      Creation by the Company of subsidiaries and/or
         establishment of corporate joint ventures or interest in partnerships or limited liability companies;

                  (e)      Election of new Members into the Company;

                  (f) Any alteration or amendment of the Company's Statement of Philosophy and Values;

                  (g) Dissolution of the Company for reasons other than those expressly delegated to the Board of Directors; and

                  (h) Any action, which in the opinion of counsel, would substantially jeopardize the status of SJHS as a corporation exempt from taxes under Section 501(c)(3) of the Code or would prevent it from receiving referrals of patients.

         SECTION 3.9       OTHER BUSINESS OF MEMBERS.

                  (a) Subject to (b) below, any Member may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b) As long as a Member owns a Membership Interest in the Company, and for a period of five (5) years after a Member ceases for any reason to own a Membership Interest in the Company, neither such Member nor any of its Affiliates shall do any of the following:

                           (i) hold, directly or indirectly, any investment ownership or other beneficial equity interest in, or be associated in a consulting, management or advisory role with, any hospital or other facility specializing primarily in the diagnosis or treatment of cardiac or vascular disease within the Territory;

                           (ii) hold, directly or indirectly, any investment ownership or other beneficial equity interest in, or be associated in a consulting, management or advisory role with any Entity, hospital or sole proprietorship which provides any of the following services or facilities: cardiac catheterization, cardiac or peripheral angioplasty, atherectomy, stenting or cardiac or vascular surgical procedures ("Cardiac Services") within a fifty (50) mile radius of the Hospital;


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                  Except that,

                           (A)      nothing herein shall prevent a Member who is
a medical group, its Affiliates or employed physicians from having medical staff privileges and participating fully as a member of the medical staff (including service on committees and medical directorships, which do not violate the terms of any other agreement to which a Member or its Affiliates are bound) of any hospital or medical facility in the Territory, or from providing any diagnostic procedures customarily performed on an outpatient basis in medical offices or cardiac rehabilitation services;

                           (B)      nothing herein shall prevent any Member who
owns or operates a hospital, directly or through an Affiliate, within the Territory at the time of the formation of the Company from (i) continuing to provide diagnostic cardiac catheterization and such other Cardiac Services as are necessary to provide emergency care within the standard of the community or to stabilize the medical condition of its patients in preparation for transfer to another facility for treatment of the cardiac condition, (ii) providing peripheral angioplasty, peripheral stenting and vascular surgery as long as such procedures are not being performed on patients who have been admitted to the Member's hospital primarily for treatment of any cardiac disease or condition, or (iii) continuing to provide all cardiology and cardiovascular services currently offered by such Member until the earlier to occur of the date on which sixty-six percent (66%) of the Hospital's beds are open and ready to receive patients or the date which is forty-five (45) days after Medicare certification of the Hospital, on which date this subsection (B)(iii) shall be deemed to be deleted from this Agreement;

                           (C)      a Member who is a nonprofit corporation may
acquire or become affiliated with other corporations which operate general hospitals that provide or may provide Cardiac Services in the Territory but outside the 50 mile radius of the Hospital. Within a 50 mile radius of the Hospital, a Member who is a nonprofit corporation may (a) acquire, manage or become affiliated with other entities which operate general hospitals providing Cardiac Services, as of the date hereof, and (b) acquire, affiliate with or manage a program which provides Cardiac Services on behalf of an entity which operates, as of the date hereof, such a program (including any cardiac program related to Section 3.9(b)(ii)(C)(a), so long as in any event the nonprofit Member uses its reasonable effort to provide either the Hospital or each of SWCA, LLC, NMHI, LLC and NMHM with an opportunity to participate therein. Provided, however, no such nonprofit Member may initiate, or be involved with the initiation of, any new Cardiac Services at its existing hospital or at any such other affiliated or acquired hospital or at any new hospital;

                           (D)      nothing herein shall prevent any Member from
operating directly or through an Affiliate a mobile catheterization laboratory within the Territory so long as such service is provided pursuant to a lease of six (6) months or less (including all renewals and extensions) to a provider which is already providing catheterization laboratory services in the Territory at the time of the inception of the lease;

                           (E)      nothing herein shall prohibit a Member from
owning up to three percent (3%) of the outstanding stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund;


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                           (F)      nothing herein shall prevent SWCA, LLC,
NMHI, LLC, NMHM or their Affiliates from owning, operating, advising or managing, together or with other third parties, any hospital, facility, clinic or service which provides any diagnosis or treatment, of any type or nature, of any cardiac or vascular condition as long as (i) each such party uses its reasonable efforts to provide the others (SWCA, LLC, NMHI, LLC or NMHM) with an opportunity to participate therein and (ii) it is located outside of the 50 mile radius of the Hospital; and

                           (G)      Nothing herein shall prevent any Member from
offering a service which the Company does not offer after the first anniversary of the opening of the Hospital.

                  All parties agree that the Territory is the reasonable and anticipated business service area of the Company.

                  (c) The Members, including the Directors, have reviewed the term and geographical restrictions in Section 3.9(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (d) If there is a breach or threatened breach of the provisions of this Section 3.9, in addition to other remedies at law or equity, the non-breaching party shall be entitled to injunctive relief. The parties desire and intend that the provision of this Section 3.9 shall be enforced to the fullest extent permissible under the law and public policies applied, but the enforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word or figure shall not be deemed to render unenforceable the remainder of this Section 3.9. Should any paragraph, subparagraph, sentence, clause, phrase, word or figure be adjudicated to be wholly invalid or unenforceable, the balance of this Section 3.9 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 3.9 shall be deemed to have been deleted from this Agreement.

                  (e) The benefits to any Member hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by the Company to patients of such Member in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by the Company and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

         SECTION 3.10      APPOINTMENT OF BOARD OF DIRECTORS.

         The Members shall appoint a Board of Directors as follows:

                  (a)      SWCA, LLC shall appoint two (2) Directors;

                  (b)      NMHI, LLC shall appoint two (2) Directors;

                  (c) St. Joseph Healthcare System shall appoint two (2) Directors; and

                  (d) NM Hospital Management, Inc. shall appoint two (2) Directors.

         A Member shall have the right, with or without cause, to remove, substitute or replace any Director which it appointed.


                                   ARTICLE IV

                            MANAGEMENT OF THE COMPANY

         SECTION 4.1       GENERAL AUTHORITY AND POWERS OF BOARD OF DIRECTORS.

         Except as set forth elsewhere in this Agreement, the Board of Directors shall have complete authority and exclusive control over the management of the business and affairs of the Company and all Material Agreements and Material Decisions with respect to the business and affairs of the Company shall be made by the Board of Directors. No Member has the actual or apparent authority to cause the Company to become bound in any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the Company. The Board of Directors shall, in consultation with the medical staff and according to the terms of the Medical Staff Bylaws, Rules and Regulations of the Hospital, establish procedures for quality assurance, peer review and grant privileges to physicians at the Hospital. Decisions relating to medical and clinical practice at the Hospital, however, shall be made exclusively by the medical staff of the Hospital, as provided in the Bylaws, Rules and Regulations of the Medical Staff.

         SECTION 4.2       RESTRICTIONS ON AUTHORITY OF THE BOARD OF DIRECTORS.

         The Board of Directors shall not do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Company;

                  (c)      Commingle the Company funds with those of any other
         Person;

                  (d) Admit an additional Member, except as provided in this Agreement;

                  (e) Alter or act inconsistently with the primary purposes of the Company as set forth in Section 2.3;

                  (f) Possess any property or assign the rights of the Company in specific property for other than a Company purpose;

                  (g) Employ, or permit the employ of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;

                  (h) Make or cause the making of any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services payable by Medicare or Medicaid;

                  (i) Sell all or substantially all of the assets of the Company or merge the Company with or into any other Entity without the approval of all of the Members;

                  (j) Delegate authority to make Material Decisions or enter into Material Agreements; or

                  (k) Dissolve the Company, except as provided in this Agreement.

         SECTION 4.3       DUTIES OF THE BOARD OF DIRECTORS.

         The Board of Directors shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company, however, the individual Directors shall not be required to devote full time to such duties;

                  (b) Use its best efforts to cause the Company to comply with such conditions as may be required from time to time to permit the Company to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation;

                  (c) File and publish all certificates, statements, or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

                  (d) Cause the Company to obtain and keep in force during the term of the Company fire and extended coverage, public liability and professional liability insurance and other insurance policies, with such issuers and in such amounts as the Board of Directors shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Company's;

                  (e) Have a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides the Board of Directors to employ such funds or assets in any manner except for the benefit of the Company;

                  (f) When this Operating Agreement or circumstances affecting the business of the Company require the Directors to take certain action or to make a determination, the Board of Directors shall take such action or make such determination in a reasonable and timely manner;

                  (g) Deliver to the New Mexico State Corporation Commission for filing an annual statement in accordance with the Act;

                  (h) Employ legal counsel, public accountants and such other advisors and consultants for the Company as it deems necessary; and

                  (i) Establish and adhere to a conflict of interest policy.

         SECTION 4.4       DELEGATION BY THE BOARD OF DIRECTORS.

         Subject to restrictions otherwise provided herein, the Board of Directors may at any time employ a Manager, including a Manager affiliated with, or related to any member of the Board of Directors or any Member to perform services for the Company and its business, and may delegate all or part of their duties, authority or control to such Manager, provided that such employment or delegation shall not relieve the Board of Directors of its respective responsibilities and obligations under this Agreement or under the laws of the State of New Mexico nor will it make any such Manager a Member of the Company.

         SECTION 4.5       RIGHT TO RELY UPON THE AUTHORITY OF THE MANAGER.

         Persons dealing with the Company may rely upon the representation of the Manager that such Manager is manager of the Company and that such Manager has the authority to make any commitment or undertaking on behalf of the Company. No Person dealing with the Manager shall be required to determine its authority to make any such commitment or undertaking.

         SECTION 4.6       NO MANAGEMENT BY MEMBERS.

         Other than as set forth in Article III hereof, the Members shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Company's business and operations and shall have no right or authority to act for or bind the Company. The rights and powers of such Members shall not extend beyond those set forth in this Agreement and those granted under the Articles of Organization and any attempt to participate in the control of the Company in a manner contrary to the rights and powers granted herein and under the Articles of Organization shall be null and void and without force and effect. The exercise by any other Member of any of the rights granted to the Member hereunder shall not be deemed to be taking part in the control of the business of the Company and shall not constitute a violation of this Section.

         SECTION 4.7 CONSENT BY MEMBERS TO EXERCISE OF CERTAIN RIGHTS AND POWERS BY BOARD OF DIRECTORS.

         By its execution hereof, each Member expressly consents to the exercise by the Board of Directors of the rights, powers, and authority conferred on the Board of Directors by this Agreement.

         SECTION 4.8       MEETINGS, QUORUM AND VOTE OF THE BOARD OF DIRECTORS.

         (a) The Board of Directors shall meet at least quarterly. A meeting may be called by any Director or the Manager. Notice of any meeting, regular or special, shall be delivered to each Director personally, by telephone, by electronic mail, by facsimile transmission or in writing at least five (5) business days before the meeting. If a request for additional funding pursuant to Section 3.6(b) is to be considered at the meeting, it must be so stated specifically in the Notice of Meeting. The Director calling the meeting or the Manager shall be responsible for preparing and delivering the Notice of Meeting.

         (b) An emergency meeting of the Board of Directors may be called by the Manager upon shorter notice. Action taken at the emergency meeting shall be valid so long as the meeting is attended by at least one Board member appointed by each of SWCA, LLC, NMHI, LLC, NMHM and St. Joseph Healthcare System and the action is unanimously approved by the Board members in attendance.

         (c) The Board of Directors shall elect one of its members to preside over the meetings as the Chairperson and one of its members, as the Secretary, to oversee the preparation and delivery of meeting notices and the preparation of minutes of the meetings of the Board of Directors and Members.

         (d) A quorum of the Board of Directors shall be necessary to conduct business at any meeting, except as provided in Section 4.8(b). A quorum shall consist of a majority of the Directors. The Directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, so long as any action taken is approved by at least a majority of the required quorum for such meeting and one of such remaining Directors must have been appointed by each of the Members for there to be business transacted. A Director may attend a meeting by telephone or other electronic means and be considered present for purposes of a quorum so long as the telephone or other connection allows each Director to hear and be heard by all other Directors.

         (e) Subject to (d) above, any action taken by the Board of Directors shall require the affirmative vote of at least a majority of the Directors (at least one of which must have been a Board member appointed by either NMHM or St. Joseph Healthcare System) present.

         (f) Any action which is required to be or may be taken at a meeting of the Board of Directors may be taken without a meeting if consent in writing, either collectively or in counterparts, setting forth the action so taken, is signed unanimously by all Directors.

         (g) Minutes of the meetings of the Board of Directors shall be taken. The original of the minutes shall be signed by the Secretary of the Board and kept with the records of the Company. A copy of the minutes shall be sent to each of the Directors.

         (h) Attendance at a meeting of the Board of Directors constitutes waiver of any objection to the Notice of the meeting.

         SECTION 4.9       BOARD OF DIRECTORS' STANDARD OF CARE.

         Each Director and the Board of Directors shall act in a manner it believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. In discharging its duties, each Director shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any of its other Directors, Members, or agents, or by any other Person as to matters each Director reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, income or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         Notwithstanding anything herein to the contrary, a Director or Member shall have the right to vote or approve Company matters in accordance with the terms of this Agreement regardless of the personal interest of any Director or Member in the outcome of any vote, decision or matter, subject to the obligation to disclose conflicts in advance under Section 2.4(d).

         SECTION 4.10      LIMITATION OF LIABILITY.

         A Director shall not be liable to the Company or its Members for any action taken in managing the business or affairs of the Company if it performs the duty of its office in compliance with the standard contained in Sections 4.3 and 4.9. No Director has guaranteed nor shall have any obligation with respect to the return of a Member's Capital Contribution or share of income from the operation of the Company. Furthermore, no Director shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which such Director or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

         SECTION 4.11      INDEMNIFICATION OF DIRECTORS.

         (a) Each Director shall be indemnified by the Company against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by such Director arising out of any action or inaction of the Director in its capacity as a Director of the Company to the fullest extent allowed by law, provided that the same were not the result of willful misconduct or gross negligence on the part of the Director and provided that the Director, in good faith, reasonably determined that such course of conduct was in the best interest of the Company; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Company assets. Subject to applicable law, the Company shall advance expenses incurred with respect to matters for which a Director may be indemnified hereunder.

         (b) If at any time, the Company has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article V or Article VI hereof, to the Members.


                                    ARTICLE V

                          DISTRIBUTIONS AND ALLOCATIONS

         SECTION 5.1 DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS AND CASH FROM SALES OR REFINANCING.

         Prior to the dissolution of the Company, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any amounts then due on loans made by the Members to the Company shall be distributed quarterly as Cash Distributions according to the relative percentage Membership Interests of the Members. The Board shall make a minimum distribution of Cash Flow from Operations equal to fifty percent (50%) of net profit, after taking into consideration the requirement for cash reserves or other limitations established by any lender. Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act or any other applicable law.

         SECTION 5.2       PROFITS.

         Except as provided in the Regulatory Allocations Exhibit (Exhibit E), Profits shall be allocated as follows:

         (a) First, to the Members who have been allocated Losses pursuant to Subsection 5.3(a) below until the cumulative Profits allocated pursuant to this Subsection 5.2(a) equal the cumulative prior allocations of Losses under that Subsection.

         (b) Next, to the Members who have been allocated Losses pursuant to Subsection 5.3(b) below until the cumulative Profits allocated pursuant to this Subsection 5.2(b) equal the cumulative prior allocations of Losses under that Subsection.

         (c) All remaining Profits shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 5.3       LOSSES.

         Except as provided in the Regulatory Allocations Exhibit (Exhibit E), Losses shall be allocated as follows:

         (a) First, Losses shall be allocated to the Members with positive Adjusted Capital Account balances in proportion to those balances.

         (b) All remaining Losses shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 5.4       CODE SECTION 704(C) TAX ALLOCATIONS.

         Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         In the event the Agreed Value of any Company asset is adjusted after its contribution to the Company, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         Any elections or other decisions relating to allocations under this Section shall be determined by the Board of Directors. Absent a determination by the Board of Directors, the remedial allocation method under Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         SECTION 5.5       MISCELLANEOUS.

                  (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

                  (c) Tax Consequences Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Company in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to report its distributive share of Company items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Company. Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.


                                   ARTICLE VI

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 6.1       NO TERMINATION BY CERTAIN ACTS OF MEMBER.

         Neither the transfer of interest, withdrawal from the Company, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Member shall result in the termination or dissolution of the Company or affect its continuance in any manner whatsoever.

         SECTION 6.2       DISSOLUTION.

         The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a) The election by the Directors to dissolve the Company in accordance with the terms of Section 3.6(c) hereof;

                  (b) The expiration of the term provided in Section 2.6 hereof.

                  (c)      The adjudication of bankruptcy of the Company;

                  (d)      In accordance with Section 11.10 hereof; and

                  (e) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act.

         SECTION 6.3       DISSOLUTION AND FINAL LIQUIDATION.

                  (a) Upon any dissolution of the Company, the Company shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by the Board of Directors or by another Person designated by the Members. In winding up the Company and liquidating assets, the Board of Directors, or other Person so designated for such purpose, may arrange, either directly or through others, for the collection and disbursement to the Members of any future receipts from the Hospital or other sums to which the Company may be entitled, and shall sell the Company's interest in the Hospital and the Equipment to any Person, including a Member or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof, as such fair market value is approved by the Members.

                  (b) Upon any such dissolution and liquidation of the Company, the net assets, if any, of the Company available for distribution, including any cash proceeds from the liquidation of Company assets, shall be applied and distributed in the following manner or order, to the extent available:

                           (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Company (other than the Members or their Affiliates) and the expenses of liquidation;

                           (ii) To the payment of all debts and liabilities (including interest) owed to the Members or their Affiliates as creditors; and

                           (iii) The balance to the Members with positive Capital Account balances after taking into account all other adjustments during the Fiscal Year in which liquidation occurs.

                  (c) The Members shall look solely to the assets, if any, of the Company for any return of their Capital Contributions and, if the assets of the Company remaining after payment or discharge of the Company's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Member shall have any right of recourse against the Directors or other Members or to charge the Board of Directors or other Members for any amounts except as provided herein and except to the extent otherwise provided by the Act and/or New Mexico law.

                  (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

                  (e) The Capital Accounts of the Members, as adjusted, shall be utilized by the Company for the purpose of making distributions to those Members with positive balances in their respective Capital Accounts pursuant to Section 6.3(b). In making such distributions, the Board of Directors or the Person winding up the affairs of the Company shall distribute all funds available for distribution to the Members (after establishing any reserves that the Board of Directors deem or the Person winding up the affairs of the Company deems reasonably necessary pursuant to Section 6.3(b)) prior to the later of (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Company, or (b) ninety (90) days after the occurrence of such event. The Board of Directors in their sole discretion, or the Person winding up the affairs of the Company, in its discretion, may elect to have the Company retain any installment obligations owed to the Company until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the Board of Directors or the Person winding up the affairs of the Company to add to such reserves are distributed as soon as practicable in accordance with the provisions of Section 6.3(b) as modified by this Section.

         SECTION 6.4       TERMINATION.

         Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Company assets, the Company shall terminate.

         SECTION 6.5       PAYMENT IN CASH.

         Any payments made to any Member pursuant to this Article VI shall be made only in cash.

         SECTION 6.6       GOODWILL AND TRADE NAME.

         Upon the dissolution of the Company, the firm or trade name of the Company and any goodwill associated therewith shall become the sole property of the Members, provided that distributions and allocations otherwise due to the Members shall not be reduced as a result of the Members becoming entitled to such assets.

         SECTION 6.7       TERMINATION OF NONCOMPETITION COVENANTS.

         Upon the later of the dissolution of the Company and the completion of the liquidation process, the Members shall have no continuing liability or obligation under Section 3.9(b), except that Section 3.9(b) shall continue to be binding upon a Member whose breach of this Agreement caused a dissolution of the Company and any action for a breach of this Agreement, including a breach of
Section 3.9(b), shall not be impaired by the dissolution or completed liquidation.

                                   ARTICLE VII

                      REMOVAL OR WITHDRAWAL OF MEMBERS AND
            TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS

         SECTION 7.1       WITHDRAWAL OF MEMBER.

                  (a) Except as provided in this Section 7.1, without the unanimous consent of the nonwithdrawing Members, a Member shall not voluntarily withdraw from the Company as a Member at any time prior to its termination, or transfer or assign any of its rights and duties, provided that a Member may assign its Membership Interest in the Company and its rights to appoint one or more Directors to wholly-owned Affiliates (for NMHM, including MedCath, Incorporated and its wholly-owned Affiliates) and lenders. A Member shall give written notice to the remaining Members if it desires to otherwise sell its Membership Interest. In that event, the other Members shall first have an option to purchase such Membership Interest in accordance with
         Section 7.1(b) below. The foreclosure of a Member's Interest by a lender shall give the remaining Members a right to purchase the Interest being foreclosed for either the amount due and owing to the lender or pursuant to Section 7.1(b). A sale or transfer in a single transaction or in a series of related transactions of 50% or more of the direct or indirect ownership interests in SWCA, LLC or NMHI, LLC (other than to another entity owned solely by either or both of such Members or their Affiliates) shall constitute an offer by such Member to sell its Membership Interest to the Company and the other Members in accordance with (b) below.

                  (b) Except as otherwise set forth in this Agreement, no Membership Interest or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Company for any purpose, unless such Membership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by any federal or state securities law and with the consent of the Board of Directors. In no event, however, shall a Member transfer or sell all or any of its Membership Interest to any party which, if a Member, would be in violation of Section 3.9(b) hereof. Except as otherwise set forth in this Section or in this Agreement, a Member may transfer, sell or assign its entire Membership Interest if it has received the consent of the Board of Directors, not to be unreasonably withheld, provided however: (a) the Company first for a period of fifteen (15) days, and thereafter the other Members for a period of fifteen (15) days, shall have the right, but not the obligation, to purchase all, but not less than all, of the Membership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in a bona fide offer made for the Interest by a third-party (the "Right of First Refusal"), and (b) there shall have been filed with the Company a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Company in writing that it meets the investor suitability standards established by the appropriate state of residence, or, in the absence thereof, the investor suitability standards established by the Company. The Board of Directors shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, which may include obtaining an opinion of counsel to that effect.

         SECTION 7.2       CONDITIONS PRECEDENT TO TRANSFER OF MEMBERSHIP
         INTEREST.

         Notwithstanding anything herein to the contrary, no transfer of a Membership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the Company will not be classified as a partnership for federal income tax purposes; and (c) if when taken together with other prior transfers, results in a "termination" of the Company for federal income tax purposes. The Company may require, as a condition precedent to transfer of a Membership Interest, delivery to the Company, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Company that the transfer will not violate any of the foregoing restrictions.

         SECTION 7.3.      SUBSTITUTE MEMBER - CONDITIONS TO FULFILL.

         No assignee of a Member's Membership Interest in the Company shall have the right to become a Substitute Member in place of its assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

                  (a) The Company has waived its right pursuant to Section to purchase the Membership Interest held by the assignee;

                  (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Company sets forth that the assignee becomes a Substitute Member in place of the assignor;

                  (c) The assignor and assignee execute and acknowledge such other instruments as the Board of Directors may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (d) The payment by the assignee of all costs to the Company associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         SECTION 7.4       ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE.

         Upon the transfer of a Member's Interest, all items of income, gain, loss, deduction and credit attributable to the Membership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If the Board of

Directors deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Company that the Membership Interest so transferred was held by the transferor and transferee, without regard to the results of Company activities during the period in which each was the holder, or in such other manner as the Board of Directors deems necessary to comply with federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Membership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, the Company shall be entitled to treat the assignor of any assigned Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor in reliance on the Company records as they exist until such time as the written assignment has been received by, and recorded on the books of the Company. For purposes of this
Article VII, the effective date of an assignment of any Membership Interest shall be the last day of the month specified in the written instrument of assignment.

         SECTION 7.5       RIGHTS, LIABILITIES OF, AND RESTRICTIONS ON ASSIGNEE.

         No assignee of a Member's Interest shall have the right to participate in the Company, inspect the books of account of the Company or exercise any other right of a Member unless and until admitted as a Substitute Member. Notwithstanding the failure or refusal to admit an assignee as a Substitute Member, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Company shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Company's tax returns shall be prepared to reflect the interests of assignees as well as Members.

         SECTION 7.6       REPURCHASE OF INTERESTS IN CERTAIN EVENT.

                  (a) In the discretion of the Board of Directors, the Company may, but is not obligated to, repurchase a Member's Interest upon such Member's breach of the Member's obligations contained in
         Article III, Sections 7.1 and 7.2 of this Agreement, unless the breach is cured promptly after notice thereof by the Company.

                  (b) Any Member who is in breach of this Operating Agreement agrees to sell its Membership Interest to the Company in the event the Company elects to exercise the right of repurchase granted under Section 7.6(a) and the purchase price shall be the lower of (x) the Capital Contributions of the Member less all amounts distributed to such Member by the Company or (y) the fair market value of such Member's Membership Interest determined by an independent appraiser reasonably selected by the Board of Directors.

                                  ARTICLE VIII

                        RECORDS, ACCOUNTINGS AND REPORTS

         SECTION 8.1       BOOKS OF ACCOUNT.

         At all times during the continuance of the Company, the Board of Directors shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, income and losses, and all other records necessary for recording the Company's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         SECTION 8.2       ACCESS TO RECORDS.

         The books of account and all documents and other writings of the Company, including the Articles of Organization and any amendments thereto, shall at all times be kept and maintained at the principal office of the Company or elsewhere as decided by the Board of Directors. Each Member or its designated representatives shall, upon reasonable notice to the Company, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them.

         SECTION 8.3       BANK ACCOUNTS AND INVESTMENT OF FUNDS.

                  (a) The Board of Directors shall open and maintain, on behalf of the Company, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals from such accounts shall be made upon the signature of such Person or Persons as the Board of Directors may from time to time designate.

                  (b) Any funds of the Company which the Board of Directors may determine are not currently required for the conduct of the Company's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by the Board of Directors.

         SECTION 8.4       FISCAL YEAR.

         The Fiscal Year and accounting period of the Company shall end on September 30 of each year, unless otherwise determined by the Board of Directors.

         SECTION 8.5       ACCOUNTING REPORTS.

         As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Member shall be furnished an annual accounting showing the financial condition of the Company at the end of such fiscal year and the result of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Members promptly after it has been prepared. It shall include a balance sheet as of the end of such Fiscal Year and statements of income and expense, each Member's equity, and cash flow for such Fiscal Year. The Company shall be audited by a firm of independent certified public accountants regularly engaged by the Board of Directors on behalf of the Company. (For so long as NMHM is a Member of the Company, the Company shall endeavor to use the same firm of accountants as used by MedCath.) The report shall set forth the distributions to the Members for such Fiscal Year and shall separately identify distributions from (i) operating revenue during such Fiscal Year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Membership Interests. Following the opening of the Hospital, Board of Directors shall also cause to be prepared and distributed to the Members quarterly financial statements.

         SECTION 8.6       TAX RETURNS.

         It is the intention of all Members that the Company be treated for tax purposes as a partnership under Subchapter J of the Code, and that this Agreement be construed in accordance with such intent. All Members agree to construe and/or amend the Agreement as may be necessary from time to time to effect such intent. The Board of Directors shall cause income tax returns for the Company to be prepared, at Company expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each Fiscal Year, each Member shall be furnished with a statement to be used in the preparation of the Member's tax returns, showing the amounts of any Profits or Losses allocated to the Member, and the amount of any distributions made to the Member, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to Members for income tax purposes.


                                   ARTICLE IX

                      MEETINGS AND VOTING RIGHTS OF MEMBERS

         SECTION 9.1       MEETINGS.

                  (a) Meetings of the Members of the Company for any purpose may be called by the Board of Directors, or any Member. Such meetings shall be held in Albuquerque, New Mexico.

                  (b) A notice of any such meeting shall be given in person, by mail, by overnight courier or by facsimile transmission not less than seven (7) days nor more than sixty (60) days before the date of the meeting, to each Member at its address as specified in Section
         11.6. Such notice shall be in writing, and shall state the place, date and hour of the meeting. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Member may authorize any Person or Persons to act for the Member by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, by filing a written notice of such revocation with each Director.

         SECTION 9.2       VOTING RIGHTS OF MEMBERS.

                  (a) No Member shall take part in or interfere in any manner with the control, conduct or operation of the Company, nor have any right or authority to act for or bind the Company except as provided herein. Votes or decisions, to the extent taken or to be made, of the Members may be cast at any duly called meeting of the Company or in writing within ten (10) days after written request therefor by filing such writing with each Director. Each Member shall be entitled to the number of votes equal to the percentage Membership Interest of such Member.

                  (b)      No Member shall have the right or power to vote to:
         (i) withdraw or reduce the Member's Capital Contributions except as a result of the dissolution and liquidation of the Company or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Company; (iii) cause the termination and dissolution of the Company by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for its Capital Contributions.


                                    ARTICLE X

                                   AMENDMENTS

         This Agreement and the Articles of Organization of the Company may be amended only with the unanimous consent of the Members.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1      WAIVER OF PROVISIONS.

         The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         SECTION 11.2      INTERPRETATION AND CONSTRUCTION.

         Any modification or amendment hereto must be accomplished in accordance with the provisions of Article X. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         SECTION 11.3      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico exclusive of its conflict of law rules.

         SECTION 11.4      PARTIAL INVALIDITY.

         In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         SECTION 11.5      BINDING ON SUCCESSORS.

         The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         SECTION 11.6.     NOTICES AND DELIVERY.

                  (a) To Members. Any notice to be given hereunder at any time to any Member or any document reports or returns required by this Agreement to be delivered to any Member, may be delivered personally or mailed to such Member, certified mail, postage prepaid, addressed to the Member at such times as the Member shall by notice to the Company have designated as the Member's address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in the Information Exhibit (Exhibit B) hereof. Any notice, or any document, report or opinion so delivered or mailed shall be deemed to have been given or delivered to such Member at the time it is mailed, as the case may be.

                  (b) To the Company. Any notice to be given to the Company hereunder shall be delivered personally or mailed to the Company, by certified mail, postage prepaid, addressed to the Company at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Company at the time it is delivered or mailed, as the case may be.

         SECTION 11.7.     COUNTERPART EXECUTION: FACSIMILE EXECUTION.

         This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         SECTION 11.8      STATUTORY PROVISION.

         Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         SECTION 11.9      WAIVER OF PARTITION.

         Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Company or such party's interest in the assets held by the Company from the interests of other Members until the end of the term of both this Company and any successor company formed pursuant to the terms hereof.

         SECTION 11.10     CHANGE IN LAW.

         If due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel selected by the Board of Directors determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved unanimously by the Members, such restructured agreement shall become binding upon all Members of the Company. Second, in the event that within forty-five (45) days following the Company's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then the Company shall have the option, within the following forty-five (45) day period, to purchase the Membership Interests of some or all of the Members whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of: (a) five times the net income of the Company for the prior 12 month period times the percentage of the selling Member's Membership Interest or (b) the amount of the Capital Contributions made by each such Member to the Company together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which the Company pays all amounts due under the terms of this Section 11.10. For the purpose of Subparagraph (b), distributions to the Members by the Company after the effective date of this Agreement (and whether before or after health care counsel determined there was a problem under an Applicable Law or before or after the exercise of the purchase option) shall be treated as payments by the Company. Such purchase prices shall be paid in accordance with the Payment Method. Third, in the event that the Company does not exercise its option to purchase Membership Interests of a Member whose ownership causes the Company not to be in compliance with Applicable Law, such Members may elect in writing within the following forty-five (45) day period, to require that the Company be dissolved, in which event the Company shall be dissolved in accordance with the terms of this Agreement.

         SECTION 11.11     INVESTMENT REPRESENTATIONS OF THE MEMBERS.

                  (a) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby represents and warrants to the Company and to the Members that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Member's own account with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

                  (b) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under applicable New Mexico securities laws, or (iii) under any other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company and by the Members as the basis for the exemption of the Members' Membership Interest in the Company from the registration requirements of the Federal Act and from the registration requirements of applicable New Mexico securities laws and all other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Member's Membership Interest in the Company to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that prior to his execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused this Agreement to be examined by such Member's representative or attorney. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member or individual executing this Agreement on behalf of an Entity which is a Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company or to the Members. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

         SECTION 11.12     EXHIBITS.

         The Exhibits to this Agreement, each of which is incorporated by reference, are:

         EXHIBIT A:        Articles of Organization.
         EXHIBIT B:        Information Exhibit.
         EXHIBIT C:        Glossary of Terms.
         EXHIBIT D:        Development Budget Exhibit.
         EXHIBIT E:        Regulatory Allocations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s), to be effective as of the date described in
Article II.